              As filed with the Securities and Exchange Commission
                               on November 9, 2000

                                              Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                         MORTON'S RESTAURANT GROUP, INC.
 ------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

        Delaware                                               13-3490149
------------------------------------------------------------------------------
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

       3333 New Hyde Park Road, New Hyde Park, New York               11042
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

  OPTIONS GRANTED PURSUANT TO INDIVIDUAL NON-QUALIFIED STOCK OPTION AGREEMENTS
------------------------------------------------------------------------------
                            (Full title of the plan)

                                Thomas J. Baldwin
          Director, Executive Vice President, Chief Financial Officer,
                        Assistant Secretary and Treasurer
                         Morton's Restaurant Group, Inc.
                             3333 New Hyde Park Road
                          New Hyde Park, New York 11042
                                 (516) 627-1515
 ------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                             Please send copies to:
                              Marc Weingarten, Esq.
                            Schulte Roth & Zabel LLP
                                900 Third Avenue
                            New York, New York 10022

                         CALCULATION OF REGISTRATION FEE

==============================================================================
                                     Proposed      Proposed
                         Amount       maximum       maximum       Amount of
Title of securities      to be       offering      aggregate     registration
to be registered       registered   price per      offering           fee
                           (1)        share(2)      price(2)
------------------------------------------------------------------------------
Common Stock,            249,300      $15.65      $3,901,545       $1,030
$.01 par value per        shares
share
==============================================================================
(1) Also registered hereunder are such additional number of shares of Common Stock ("Common Stock"), presently undeterminable, as may be necessary as a result of any stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act and based on the weighted average exercise price of the options granted.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The documents containing the information required by Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.     Incorporation of Documents by Reference.
                  ---------------------------------------

      The Securities and Exchange Commission (the "SEC") allows the Company to "incorporate by reference" the information the Company files with the SEC, which means the Company can disclose important information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement, and information the Company files later will automatically update and supersede this information. The following documents are incorporated by reference:

      1. The Company's Annual Report on Form 10-K for the year ended January 2, 2000, filed with SEC on March 31, 2000;

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 2, 2000, and July 2, 2000, filed with the SEC on May 16, 2000 and August 14, 2000, respectively;

      3. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on May 9, 2000, filed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

      4. The description of the Common Stock contained in the registration statement on Form 8-A, filed by the Company with the SEC on February 18, 1992 pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.


      The Company also incorporates by reference in this Registration Statement all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and before the Company files a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

      Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

      Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

      Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that: (i) to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; and
(ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition,
Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person acting in any capacities set forth in the second preceding paragraph against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

      In addition, the Company maintains director and officer liability insurance and has entered into indemnification agreements with its directors, each as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

      Not applicable.

Item 8.   Exhibits.
          --------

The following is a complete list of exhibits filed as part of this Registration
Statement:

Exhibit
Number
-------

4            Form of Non-Qualified Stock Option Agreement

5            Opinion of Schulte Roth & Zabel LLP

23.1         Consent of KPMG LLP

23.2         Consent of Schulte Roth & Zabel LLP (included in Exhibit 5)

24           Powers of Attorney (see pages II-1 to II-3 of this Registration
             Statement)

Item 9.      Undertakings.
             ------------

       (a)   The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hyde Park, State of New York, on this 7th day of November, 2000.



                                     MORTON'S RESTAURANT GROUP, INC.

                                     By:   /s/  THOMAS J. BALDWIN
                                           -----------------------------------
                                           Thomas J. Baldwin
                                           Director, Executive Vice President
                                           Chief Financial Officer,
                                           Assistant Secretary and Treasurer




                                POWER OF ATTORNEY


          The Registrant and each person whose signature appears below hereby appoint Thomas J. Baldwin and Allen J. Bernstein, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 7th day of November, 2000.

Name, Signature and Title
-------------------------

/s/  ALLEN J. BERNSTEIN
-------------------------
Allen J. Bernstein
Chairman of the Board of Directors, President
and Chief Executive Officer
(Principal Executive Officer)


/s/  THOMAS J. BALDWIN
-------------------------
Thomas J. Baldwin
Director, Executive Vice President,
Chief Financial Officer, Assistant
Secretary and Treasurer
(principal financial and accounting
 officer)


/s/  JOHN K. CASTLE
-------------------------
John K. Castle
Director


/s/  LEE M. COHN
-------------------------
Lee M. Cohn
Director


/s/ DR. JOHN J. CONNOLLY
-------------------------
Dr. John J. Connolly
Director



/s/  DAVID PITTAWAY
-------------------------
David Pittaway
Director

/s/  DIANNE H. RUSSELL
-------------------------
Dianne H. Russell
Director


/s/  ALAN A. TERAN
-------------------------
Alan A. Teran
Director

                                  EXHIBIT INDEX

Exhibit
Number      Exhibit
------      -------

4           Form of Non-Qualified Stock Option Agreement

5           Opinion of Schulte Roth & Zabel LLP

23.1        Consent of KPMG LLP

23.2        Consent of Schulte Roth & Zabel LLP (included in Exhibit 5)


































                                      III-1